Exhibit 10.1

FIRST AMENDMENT TO
FIXED PAYMENT NOTE

This FIRST AMENDMENT TO FIXED PAYMENT NOTE (this “Amendment”) is made and entered into as of May 30, 2013 (the “Amendment Effective Date”) by and between WESTMORELAND RESOURCES, INC., a Delaware corporation (“WRI”), and FEEDSTOCK INVESTMENTS IV, LLC, a Delaware limited liability company (“Investor”), to be effective as provided in Section 3.
RECITALS

A.    Investor is indebted to WRI in accordance with the terms of that certain Fixed Payment Note, dated as of October 16, 2008 made by Investor in favor of WRI (as amended, restated, supplemented or otherwise modified from time to time, the “Note”). Capitalized terms used in this Amendment without definition have the meanings given in the Note.
B.     Subject to the terms and conditions set forth herein, the Investor is willing to extend the maturity date of the indebtedness under, and agrees to such amendments relating to, the Note.
AGREEMENTS

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:
1.Amendment to the Note.
a.The paragraph entitled “Maturity/Payment Schedule” in the Note is hereby amended and restated in its entirety as follows:
“Maturity/Payment Schedule. Investor shall pay to WRI the amount (the “Fixed Payment”) of $2,000,000 each calendar quarter, according to the terms and subject to adjustments set forth herein. Payments for any quarter in which this Note terminates mid-quarter shall be prorated based upon the number of days in the quarter. The Fixed Payment shall be paid within ten (10) business days following Investor's receipt of an invoice from WRI delivered after each completed calendar quarter, commencing with the invoice pertaining to the calendar quarter ending December 31, 2008, and continuing through and until the earliest of (x) the payment in respect of the calendar quarter ending December 31, 2013, or, if earlier, the partial quarter ending on the day of termination of that certain Coal Mining Sublease Agreement by and between Westmoreland and Absaloka (the “Maturity Date”) and (y) such date as a total amount of $27,215,982 (the “Principal Sum”) and all interest accrued thereon has been paid under this Note and (z) the occurrence of any of the events set forth under “Termination of Note” below. On the Maturity Date, unless the Note has been earlier terminated, the remaining Principal Sum and all accrued interest shall be immediately due and payable. In circumstances described (i) in Section 7 of the Agreement upon the occurrence of a Breach Liquidation, and (ii) in Section 8 of the Agreement upon the withdrawal of Investor from Absaloka, Absaloka may make Fixed Payments to WRI on behalf of Investor, which payments shall be applied by WRI to the Fixed Payment Obligations hereunder.”
b.The paragraph entitled “Deferral of Fixed Payments” in the Note is hereby amended and restated in its entirety as follows:
“Deferral of Fixed Payments. If the Fixed Payment for a given calendar quarter (plus any deferred Fixed Payment from a prior period) exceeds an amount which is equal to ninety percent (90%) of Investor's share of Indian Coal Production Tax Credits available to Absaloka for a given calendar quarter (the “Maximum Credit”) under the Amended and Restated Limited Liability Company Agreement of Absaloka dated effective October 16, 2008 (the “Operating Agreement”), Investor shall have the right to defer the payment of such excess amount until the next succeeding calendar quarter, at which time such excess amount shall be paid, in addition to the $2,000,000 Fixed Payment, subject to additional deferral in the event the Maximum Credit is exceeded. The deferral provided for in the preceding sentence shall be subject to adjustment in accordance with the provisions of Section 14.2 of the Agreement. Investor's obligation to make Fixed Payments shall in no event be deferred beyond the payment in respect of the quarter ending December 31, 2013.”
2.Defined Terms. All references in the Note, as amended by this Amendment, to “this Note” shall be deemed to be a reference to the Note as amended by this Amendment and as further amended, restated, supplemented or otherwise modified from time to time.
3.Effectiveness of Amendment. This Amendment shall be effective upon the execution and delivery of an executed counterpart to this Amendment by each of WRI and the Investor, and upon such execution and delivery, the Note shall be amended in accordance with the terms hereof.
4.Effect of Amendment. Except only as modified by this Amendment, the Note shall remain in full force and effect. In the event of any conflict between this Amendment, on the one hand, and the Note, on the other hand, this Amendment shall control.
5.Governing Law; Jurisdiction; Venue. This Amendment shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Delaware.
6.Counterparts; Facsimile Signature. This Amendment may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document. Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.
7.Severability. In case any provision of this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such invalid, illegal or unenforceable provision shall be reformed to render such provision valid and enforceable and so as to give effect to the intent manifested by such provision.
8.Titles and Subtitles. The titles of the sections and subsections of this Amendment are for convenience of reference only and are not to be considered in construing this Amendment.
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IN WITNESS WHEREOF, WRI and the Investor have executed this Amendment with effect as set forth in Section 3 above.

WRI:
WESTMORELAND RESOURCES, INC. By: /s/ Kevin A. Paprzycki Name: Kevin A. Paprzycki Title: Vice President

INVESTOR:

FEEDSTOCK INVESTMENTS IV, LLC By its Sole Member, FMR LLC By: /s/ Gary L. Greenstein Name: Gary L. Greenstein Title: Attorney-in-Fact

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